CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated January 20, 2009 relating to General California Municipal Money Market Fund for the fiscal year ended November 30, 2008 which is incorporated by reference in this Registration Statement (Form N-1A No. 33-09452 and 811-04871) of General California Municipal Money Market Fund.

ERNST & YOUNG LLP

New York, New York March 23, 2009